                                                                    Exhibit 1(b)


                             Union Tank Car Company



                                  $150,000,000

                             7 1/8% Notes Due 2007


                             Underwriting Agreement


                                                              New York, New York
                                                              January 22, 1997


Salomon Brothers Inc
7 World Trade Center
New York, New York  10048

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Ladies and Gentlemen:

         Union Tank Car Company, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture (the "Indenture"), dated as of January 16, 1997 (as supplemented by the First Supplemental Indenture, dated as of January 22, 1997), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). If the firm or firms listed in
Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with you, that:

                 (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-17121) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering (as specified in Schedule I hereto) and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement





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         thereto), it being understood and agreed that the only information furnished by the Representatives consists of (i) the stabilization language appearing on the top of page S-2 and (ii) the information relating to the Underwriters set forth under the caption "Underwriting," each as contained in the Preliminary Final Prospectus and the Final Prospectus.

                 (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic





                                      -3-
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         Prospectus, any Preliminary Final Prospectus or the Final Prospectus,
         as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

                 (d) The consolidated financial statements incorporated by reference in the Registration Statement and Final Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                 (e) The documents incorporated by reference in the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder.

                 (f) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                 (g) The Company and each Significant Subsidiary (with such term having the meaning attributed to it under Rule 405 under the
         Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company owns either directly or indirectly, all of the issued and outstanding capital stock of its





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         subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance.

                 (h) The execution and delivery by the Company of this Agreement, the Indenture and the Securities, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company, or any of its subsidiaries, or any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of its properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties; and, assuming due authorization, execution and delivery by all parties thereto other than the Company, no consent, approval, authorization, order or license of, or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Securities, except (w) such as are required under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

                 (i) This Agreement and the Indenture, assuming due authorization, execution and delivery by the other parties thereto, have each been duly authorized by the Company and, when executed and
         delivered by the Company,   will constitute valid and binding
         obligations of the Company. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Final Prospectus.

                 (j) Ernst & Young LLP, who reported on the consolidated financial statements of the Company for the year ended December 31, 1995, which statements are incorporated by reference in the Registration Statement and Final Prospectus, were, as of the date of its report on such consolidated financial statements, and are, as of the date hereof, independent auditors as required by the Act and the rules and regulations thereunder.

                 (k) The Securities have been duly authorized by the Company and when duly executed and delivered by the Trustee and the Company in accordance with the terms of the Indenture and this Agreement, will be duly issued under such Indenture and will constitute valid and binding obligations of the Company, and the holders thereof will be entitled to the benefits of the Indenture.





                                      -5-
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         2.      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto. Securities to be purchased by the Underwriters are herein called the "Underwriters' Securities".

         3. Delivery and Payment. Delivery of and payment for the Underwriters' Securities shall be made on the date and at the time specified in
Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Underwriters' Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Underwriters' Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in
Schedule I hereto. Certificates for the Underwriters' Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have the Underwriters' Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         4.      Agreements.  The Company agrees with you that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such





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         timely filing.  The Company will promptly advise the Representatives
         (i) when the Registration Statement, it not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

                 (d) The Company will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as you may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

                 (e) The Company will cooperate with you and your counsel to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will cooperate with you and your counsel to arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in order to effect such qualification.

                 (f) Between the date of this Agreement and the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

                 (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees, if necessary, that if the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Final Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         5. Conditions to the Obligations of Salomon Brothers Inc and Morgan Stanley & Co. Incorporated. Your obligations to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to the Representatives the opinion of Neal, Gerber & Eisenberg, counsel to the Company (incorporating and relying upon the opinion of Robert W. Webb, Esq., general counsel of the Company, and Osler, Hoskin & Harcourt, special Canadian counsel to the Company, as to Canadian law matters), dated the Closing Date, to the effect that:

                          (i)  the Company and each of its Significant
                 Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (ii) all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, all such capital stock is owned directly or indirectly by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claims, liens or encumbrances;

                          (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                          (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) as to provisions of this Agreement relating to indemnification or contribution for liabilities arising under the Act, as to which such counsel need express no opinion;

                          (vii) no authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court is required for the valid authorization, execution, delivery and performance by the Company of the Securities, this Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by you and such other approvals (specified in such opinion) as have been obtained;

                          (viii) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                          (ix) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (x) on the Closing Date, assuming due execution and delivery of the Securities by the Trustee and the Company, the Securities when issued against payment therefor as provided herein will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the holders of the Securities will be entitled to the benefits of the Indenture; and

                          (xi) the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Final Prospectus.

         In passing on the form of the Registration Statement and the Final Prospectus and each amendment and supplement thereto, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Final Prospectus as amended or supplemented, its activities in connection with the preparation thereof and its participation in conferences with certain officers and employees of the Company, its subsidiaries and its affiliates and with representatives of Ernst & Young LLP and any others referred to in such opinion, and subject to the same qualifications, such counsel may also state that, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus and have not made any independent check or verification thereof, nothing has come to their attention in their examination of the Registration Statement, their participation in the preparation thereof and participation in the above-referenced conferences that has caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Final Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) You shall have received from Mayer, Brown & Platt, your special counsel, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d) The Company shall have furnished to you a certificate of the Company, signed by the President or any Vice President and the principal financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                                  (i)  the representations and warranties of
                          the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                                  (ii)  no stop order suspending the
                          effectiveness of the Registration Statement has been issued and, to the Company's knowledge, no proceedings for that purpose have been instituted or threatened; and

                                  (iii)  since the date of the most recent
                          financial statements included and/or incorporated by reference in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                 (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i)  in their opinion the audited financial
                 statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting.requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that:

                                  (1)  any unaudited financial statements
                          included or incorporated in the Registration
                          Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form-10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

                                  (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the borrowed debt of the Company and its subsidiaries or capital stock of the Company, decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year or quarter, as the case may be in total revenues from net sales and services, or in income before income taxes or net income, of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                  (3)  the amounts included in any unaudited
                          "capsule" information included or incorporated in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; and

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                 (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                 (g) On the Closing Date, the Securities shall be rated at least "A3" by Moody's Investor's Service Inc. and "A" by Standard & Poor's Corporation, and the Company shall have delivered to the Representatives a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

                 (h) Subsequent to the Execution Time and prior to the Closing Date, there shall not have occurred any downgrading nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in the rating accorded the Company's debt securities by the above-mentioned rating agencies as of the Execution Time.

                 (i) The Company shall have entered into the Indenture and the Representatives shall have received original counterparts thereof and of all other documents and agreements entered into in connection therewith.

                 (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         6. Reimbursement of the Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to your obligation set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the Securities.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only information furnished by the Representatives consists of (i) the stabilization language appearing on the top of page S-2 and (ii) the information relating to the Underwriters set forth under the caption "Underwriting," each as contained in the Preliminary Final Prospectus and the Final Prospectus; provided, further that such indemnity with respect to any Preliminary Final Prospectus shall not inure to your benefit (or to the benefit of any person controlling you) if the person asserting any such loss, claim, damage or liability purchased the securities which are the subject thereof did not receive a copy of the Final Prospectus (or any amendments thereof or supplements thereto), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact in such Preliminary Final Prospectus was corrected in the Final Prospectus (or any amendments thereof or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                 (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         8. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Illinois State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of its officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed in the case of Solomon Brothers Inc at 7 World Trade Center, New York, New York 10048, Attention: Legal Department; in the case of Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036,
Attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 225 West Washington Street, Chicago, Illinois 60606, Attention: Secretary.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                          Very truly yours,

                                          UNION TANK CAR COMPANY


                                          By:________________________________
                                               Name:
                                               Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first written
above:

SALOMON BROTHERS INC
MORGAN STANLEY & CO. INCORPORATED

By SALOMON BROTHERS INC
    Acting on behalf of itself and
    Morgan Stanley & Co. Incorporated


By:_______________________________
     Name:  Brian Callaci
     Title:

                                   SCHEDULE I



Underwriting Agreement Dated:  January 22, 1997

Registration Statement No.:  333-17121

Representative(s):  Salomon Brothers Inc and Morgan Stanley & Co. Incorporated

Title, Purchase Price and Description of Securities:

         Title:  7 1/8% Notes Due 2007

         Principal amount:  $150,000,000

         Purchase price (include accrued interest or amortization, if any):

                 price to public:          99.893%
                 underwriting discount:     0.650%
                 proceeds to Company:      99.243%

         Sinking fund provisions:  None.

         Redemption provisions:  None.

         Other provisions:  None.

Closing Date, Time and Location: January 27, 1997, 9 AM (Chicago time), Law Offices Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois

Type of Offering:  Delayed Offering

Delayed Delivery Arrangements:  None.

                                  Schedule II

                                                             Principal Amount
                                                             of Securities to
 Underwriters                                                  be Purchased
 ------------                                                ----------------
 Salomon Brothers Inc                                          $ 75,000,000


 Morgan Stanley & Co.                                            75,000,000
 Incorporated




                                                               ------------
                               Total . . . . . . . . . . . .   $150,000,000
                                                               ============




                                      -i-